THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

                                    Distribution Date                   11/25/96
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
                                                                                         SINGLE                   TOTAL
4.03(i)     Reduction of the Stated Amount of Certificates                            CERTIFICATE                 AMOUNT
                Class A-1 Certificates.                            QX5                $39.01502660            $2,009,117.81
                Class A-2 Certificates.                            QY3                 $0.00000000                    $0.00
                Class A-3 Certificates.                            QZ0                 $0.00000000                    $0.00
                Class A-4 Certificates.                            RA4                 $0.00000000                    $0.00
                Class A-5 Certificates.                            RB2                 $0.00000000                    $0.00
                Class A-6 Certificates.                            RC0                 $0.00000000                    $0.00
                Class A-7 Certificates.                            RD8                 $0.00000000                    $0.00
                Class A-8 Certificates.                            RE6                 $0.00000000                    $0.00
                Class A-9 Certificates.                            RF3                 $0.00000000                    $0.00
                Class R Certificates.                              RG1                 $0.00000000                    $0.00

                                                               Total Amount                                    2,009,117.81
            Aggregate amount of any Principal Prepayments                                                      1,833,360.62
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

                                                                                          SINGLE                   TOTAL
4.03(ii)    Amount of distribution representing interest                               CERTIFICATE                 AMOUNT
                Class A-1 Certificates.                                                $2.98596862              $153,765.44
                Class A-2 Certificates.                                                $5.08333333              $222,944.83
                Class A-3 Certificates.                                                $5.12500000              $177,975.88
                Class A-4 Certificates.                                                $5.29166667              $158,607.13
                Class A-5 Certificates.                                                $5.54166667              $125,529.83
                Class A-6 Certificates.                                                $5.87500000              $280,584.13
                Class A-7 Certificates.                                                $5.91666667               $81,022.83
                Class A-8 Certificates.                                                $6.12500000              $158,660.14
                Class A-9 Certificates.                                                $5.83333333              $175,000.00
                Class R Certificates.                                                  $0.00000000                    $0.00
                                                                                                               1,534,090.21
                                                               Total Amount
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4.03(iii)   Amount of interest shortfall                                    0.00


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

4.03(iv)    Stated Amount of Certificates after this Distribution
                                                                  ORIGINAL              SINGLE                 TOTAL
                                                                   BALANCE            CERTIFICATE              AMOUNT
                Class A-1 Certificates.                          51,496,000.00         $568.30060917         $29,265,208.17
                Class A-2 Certificates.                          43,858,000.00       $1,000.00000000         $43,858,000.00
                Class A-3 Certificates.                          34,727,000.00       $1,000.00000000         $34,727,000.00
                Class A-4 Certificates.                          29,973,000.00       $1,000.00000000         $29,973,000.00
                Class A-5 Certificates.                          22,652,000.00       $1,000.00000000         $22,652,000.00
                Class A-6 Certificates.                          47,759,000.00       $1,000.00000000         $47,759,000.00
                Class A-7 Certificates.                          13,694,000.00       $1,000.00000000         $13,694,000.00
                Class A-8 Certificates.                          25,903,697.00       $1,000.00000000         $25,903,697.00
                Class A-9 Certificates.                          30,000,000.00       $1,000.00000000         $30,000,000.00
                Class R Certificates.                                   200.00           $0.00000000                  $0.00
                                                                                  Total                     $277,831,905.17
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

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


4.03(v)     The Pool Stated Principal Balance for the following Distribution Date                           $280,532,471.24
            Amount of Over-collateralization                                                                  $2,700,566.07

4.03(vi)    Amount of the Master Servicing Fees paid to or retained by the Master Servicer with                   21,897.12
            respect to such Distribution Date
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

4.03(vii)    Pass-Through Rate and for each Class of Certificates
                 Class A-1 Certificates.                                                                       5.900000000%
                 Class A-2 Certificates.                                                                       6.100000000%
                 Class A-3 Certificates.                                                                       6.150000000%
                 Class A-4 Certificates.                                                                       6.350000000%
                 Class A-5 Certificates.                                                                       6.650000000%
                 Class A-6 Certificates.                                                                       7.050000000%
                 Class A-7 Certificates.                                                                       7.100000000%
                 Class A-8 Certificates.                                                                       7.350000000%
                 Class A-9 Certificates.                                                                       7.000000000%
                 Class R Certificates.                                                                         7.000000000%
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


4.03(viii)   Amount of Advances included in the distribution on such Distribution Date                            62,082.22
             Aggregate amount of Advances outstanding as of the close of business on such                         86,952.71
             Distribution Date
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4.03(ix)     The number and aggregate principal amounts of Mortgage Loans delinquent

             30 to 59 days                    38          5,636,344.54
             60 to 89 days                     7          1,033,001.20
                90 or more                     8          1,023,690.15

             The number and aggregate principal amounts of Mortgage Loans in foreclosure

             In foreclosure                     7            956,428.34



4.03(x)      The aggregate dollar amount of Scheduled Payments for each of Mortgage
             Loan for the preceding 12 calendar months or all calendar months since cut-off date
             (a) All outstanding Mortgage loans on each Due Date                                                       0.00
             (b) Delinquent 60 days or more on each of the Due Dates                                                   0.00

4.03(xi)     Loan number and Stated Principal Balance of any Mortgage loan                   #153245             430,000.00
             that became an REO Property during the preceding calendar month.

4.03(xii)    Total number and principal balance of any REO Properties as of the close              1             430,000.00
             of business on the Determination Date preceding such Distribution Date.

4.03(xiv)    Aggregate amount of Realized Losses incurred during the preceding                                         0.00
             calendar month.
             Aggregate amount of Realized Losses through Distribution Date                                             0.00

4.03(xv)     Net Excess Cash Flow                                                                                     $0.00
             MBIA Premium Amount                                                                                      $0.00
             Current Subordinated Amount                                                                              $0.00
             Required Subordinated Amount                                                                     $2,700,566.07

             Special Hazard Loss Coverage Amount                                                                       0.00
             Required Fraud Loss Coverage                                                                      2,413,945.00
             Current Bankruptcy Amount                                                                            75,000.00

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